 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-283007
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED November 5, 2024)
US$1,500,000,000
Westpac Banking Corporation
(ABN 33 007 457 141)
US$750,000,000 4.600% Notes due October 20, 2026
US$750,000,000 Floating Rate Notes due October 20, 2026

We are offering US$750,000,000 aggregate principal amount of our 4.600% notes due October 20, 2026, which we refer to as the fixed rate notes, and US$750,000,000 aggregate principal amount of our floating rate notes due October 20, 2026, which we refer to as the floating rate notes, and, together with the fixed rate notes, as the notes. We will pay interest on the fixed rate notes at a rate of 4.600% per year semi-annually in arrears on April 20 and October 20 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on April 20, 2025. We will pay interest on the floating rate notes at a rate equal to Compounded SOFR (as defined herein) plus a margin of 46 basis points quarterly in arrears on January 20, April 20, July 20 and October 20 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on January 20, 2025. The fixed rate notes and the floating rate notes will mature on October 20, 2026. We may redeem all, but not less than all, of the fixed rate notes, and/or the floating rate notes if specified events occur involving Australian taxation, as described under “Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons” in the accompanying prospectus.
The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see “Description of the Notes—Ranking” in this prospectus supplement. Each of the fixed rate notes, and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus.
In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance that limit or prohibit the offer or sale of securities such as these notes to certain types of investors. By purchasing, or making or accepting an offer to purchase, these notes from us and/or the underwriters in the United States, each prospective investor represents, warrants, agrees with and undertakes to us and to each underwriter that it qualifies as a “qualified institutional buyer” as defined in Rule 144A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. See “Plan of Distribution” in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Investing in the notes involves risks. To read about certain factors you should consider before investing in the notes, see “Forward-Looking Statements” on page S-v and “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2024 filed with the Securities and Exchange Commission, which we refer to as our 2024 Form 20-F, and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purposes of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, or any other purpose. Neither the notes, nor any obligations of Westpac Banking Corporation under the notes, are insured by the United States Federal Deposit Insurance Corporation, covered under the Australian Financial Claims Scheme, or guaranteed or insured by any other governmental agency or instrumentality of the United States, Australia or any other jurisdiction.

	Per Fixed Rate Note	Total for Fixed Rate Notes	Per Floating Rate Note	Total for Floating Rate Notes
Public Offering Price(1)	99.975%	US$749,812,500	100.000%	US$750,000,000
Underwriting Discounts(2) . . . . .	0.100%	US$750,000	0.100%	US$750,000
Proceeds to Westpac (before expenses)	99.875%	US$749,062,500	99.900%	US$749,250,000

(1)
Plus accrued interest from November 20, 2024 if settlement occurs after that date.

(2)
The underwriters have agreed to reimburse us for certain of our expenses relating to this offering. See “Underwriting (Conflicts of Interest)” on page S-27 for further information.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about November 20, 2024.

Joint Book-Running Managers
BofA Securities	Citigroup	HSBC	RBC Capital Markets	Westpac Banking Corporation

Co-Managers
CIBC Capital Markets	Crédit Agricole CIB	Natixis	Scotiabank
November 12, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

IMPORTANT NOTICES
You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the Securities and Exchange Commission, which we refer to as the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales of the notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation EU 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”).
Accordingly any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified

S-ii

Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

S-iii

PRESENTATION OF INFORMATION
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about our Senior Debt Securities, some of which may not apply to this offering.
If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the “Group,” “we,” “us” and “our” or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to “Westpac” are to Westpac Banking Corporation (ABN 33 007 457 141).
We publish our consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “dollars”, “$”, or “A$” are to Australian dollars, references to “US$”, “USD” or “U.S. dollars” are to United States dollars and references to “NZ$”, “NZD” or “NZ dollars” are to New Zealand dollars.
Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-iv

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference statements that constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act.
Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition and performance, capital adequacy and liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data.
Words such as “will”, “may”, “expect”, “intend”, “seek”, “would”, “should”, “could”, “continue”, “plan”, “estimate”, “anticipate”, “believe”, “probability”, “indicative”, “risk”, “aim”, “outlook”, “forecast” , “assumption”, “projection”, “target”, “goal”, “guidance”, “objective”, “ambition” or other similar words are used to identify forward-looking statements. These statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s current expectations or beliefs concerning future developments and their potential effect upon us.
Forward-looking statements may also be made, verbally or in writing, by members of our management or Board in connection with this prospectus supplement. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document.
There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors, including, but not limited to, those set forth in this prospectus supplement, our 2024 Form 20-F and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Those factors include, but are not limited to:
•
information security breaches, including cyber attack events;

•
the effect of, and changes in, laws, regulations, regulatory policy, taxation or accounting standards or practices, and government and central bank monetary policies, including changes to liquidity, leverage and capital requirements;

•
regulatory investigations, reviews (including industry reviews) and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator-imposed conditions, including from our actual or alleged failure to comply with laws, regulations or regulatory policy;

•
the effectiveness of our risk management practices, including our framework, policies, processes, systems and employees;

•
the reliability and security of our technology and risks associated with changes to technology systems;

•
geopolitical events or other changes in countries in which we or our customers or counterparties operate;

•
climate-related risks (including physical, transition and liability risks) that may arise from changing climate patterns, and risks associated with the transition to a lower carbon economy (including our ambition to become a net-zero, climate resilient bank) or risks from legal and regulatory action, or risks from other sustainability factors such as human rights and natural capital;

S-v

•
the failure to comply with financial crime obligations (including anti-money laundering and counter-terrorism financing laws, anti-bribery and corruption laws, sanctions laws and tax transparency laws), which has had, and could further have, adverse effects on our business and reputation;

•
internal and external events which may adversely impact our reputation;

•
litigation and other legal proceedings and regulator investigations and enforcement actions (including our ability to pay significant monetary settlements and legal costs in order to resolve a dispute);

•
market volatility and disruptions, including uncertain conditions in funding, equity and asset markets and any losses or business impacts we or our customers or counterparties may experience;

•
the incidence of inadequate capital levels;

•
changes in economic conditions, consumer or business spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties operate and our ability to maintain or to increase market share, margins and fees, and control expenses;

•
adverse asset, credit or capital market conditions or an increase in defaults, impairments and provisioning because of a deterioration in economic conditions;

•
sovereign risks, including the risk that governments will default on their debt obligations, fail to perform contractual obligations, or be unable to refinance their debts;

•
changes to our credit ratings or the methodology used by credit rating agencies;

•
the effects of market competition and competition regulatory policy impacting the areas in which we operate;

•
operational risks resulting from ineffective processes and controls;

•
levels of inflation, changes to interest rates, exchange rates and market and monetary fluctuations and volatility;

•
poor data quality, data availability or data retention;

•
strategic decisions including diversification, innovation, retention, divestment, acquisitions, expansion activity, integration and decisions to shut down some operations;

•
failure to recruit and retain key executives, employees and Directors;

•
changes to our critical accounting assumptions and estimates and changes to the value of our intangible assets;

•
our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

•
various other factors including those beyond our control.

All forward-looking statements speak only as of the date made. We are under no obligation to revise or update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events, conditions or otherwise.

S-vi

SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes.
Westpac Banking Corporation
Westpac is one of Australia’s leading providers of banking and selected financial services, operating under multiple brands, and predominantly in Australia and New Zealand, with a small presence in Europe, North America, Asia and the Pacific. We operate through a significant online capability supported by an extensive branch and ATM network, call centers and specialist relationship and product managers. Our operations comprise the following key segments: Consumer, Business and Wealth, Westpac Institutional Bank, which we refer to as WIB, Westpac New Zealand and Group Businesses. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9155 7700.
As at September 30, 2024, we had total assets of A$1,077.5 billion. Our market capitalization as of November 8, 2024 was approximately A$110.5 billion.
Our operations comprise the following five major segments:
•
The Consumer segment provides a full range of banking products and services to customers in Australia. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA and Bank of Melbourne using digital channels, call centres, mobile bankers, branches and third-party brokers. It also includes the RAMS business, which is closed to new business.

•
The Business and Wealth segment provides banking products and services to customers in Business Banking, Wealth Management, Private Wealth and Westpac Pacific. Business Banking offers lending generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. Customers are categorized by commercial businesses, small to medium businesses and agribusiness. The segment includes Private Wealth, supporting the needs of high-net-worth individuals, as well as BT Financial Group, which provides wealth management platform services. It also includes Westpac Pacific and our auto finance portfolio, which has been in runoff. In October 2024, we entered into an agreement to sell the auto finance portfolio. Subject to regulatory approval, the sale is expected to be completed in the first half of 2025. The segment operates under the Westpac, St.George, BankSA, Bank of Melbourne and BT brands.

•
WIB services predominantly corporate, institutional and government clients through three areas of specialization: Corporate & Institutional Banking, which we refer to as CIB; Global Transaction Services, which we refer to as GTS; and Financial Markets, which we refer to as FM. CIB uses dedicated industry relationship and specialist product teams to support clients’ borrowing needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB’s clients and Westpac’s domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore.

•
Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand.

•
The Group Businesses segment comprises:

•
Treasury, which is responsible for the management of the Groups’s balance sheet including wholesale funding, capital and liquidity. Treasury also manages interest rate risk and foreign exchange risks associated with wholesale funding;

•
Enterprise services, which include earnings on capital not allocated to segments, certain intra-group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s fintech investments; and

•
Other costs which include expenses not directly attributable to segments including Corporate Affairs, a portion of enterprise technology costs related to UNITE, certain customer remediation expenses and enterprise provisions.

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of the Senior Debt Securities” in the accompanying prospectus.
Issuer
Westpac Banking Corporation.
Notes Offered
US$750,000,000 aggregate principal amount of 4.600% notes due October 20, 2026.
US$750,000,000 aggregate principal amount of floating rate notes due October 20, 2026.
Maturity Date
The fixed rate notes and the floating rate notes will mature on October 20, 2026.
Interest Rate
We will pay interest on the fixed rate notes at a rate of 4.600% per year. We will pay interest on the floating rate notes at a rate equal to Compounded SOFR (as defined herein) plus a margin of 46 basis points.
Interest Payment Dates
Interest on the fixed rate notes will be payable semi-annually in arrears on April 20 and October 20 of each year, subject in each case to the applicable business day convention set forth below, beginning on April 20, 2025. Interest on the floating rate notes will be payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on January 20, 2025. Any payment of principal or interest with respect to the fixed rate notes required to be made on an interest payment date that is not a business day in New York, London and Sydney will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day. If any floating rate interest payment date (as defined herein) would fall on a day that is not a business day in New York, London and Sydney, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes.
Ranking
The notes will be our direct, unconditional, unsubordinated
and unsecured obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see “Description of the Notes—Ranking” in this prospectus supplement. The notes will rank senior to our subordinated obligations.
Redemption for Taxation
Reasons
Subject to certain limitations, the senior indenture (as defined herein) provides that we will have the right to redeem the fixed rate notes, and/or the floating rate notes, in each case in whole, but not in part, as described in the accompanying prospectus under the heading “Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons”, with respect to the notes.
If we redeem the fixed rate notes or the floating rate notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the principal amount of such note plus accrued and unpaid interest on such note to but excluding the date of redemption.
Use of Proceeds
We estimate that the net proceeds from the offering of the
notes, after taking into account the underwriting discounts and deducting estimated offering expenses payable by us, will be US$1,497,850,379. We intend to use the net proceeds for general corporate purposes.
Concurrent Offering
Westpac expects to issue and sell on the date of issuance US$1,500,000,000 aggregate principal amount of 5.618% subordinated notes due 2035, which we refer to as the Subordinated Notes.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Form of Note
Notes, in global form, which we refer to as global notes, will be held in the name of The Depository Trust Company, which we refer to as the Depositary or DTC, or its nominee.
Trustee
The Bank of New York Mellon, which we refer to as the
trustee.
CUSIP for Fixed Rate Notes
961214 FV0
ISIN for Fixed Rate Notes
US961214FV03
CUSIP for Floating Rate
Notes
961214 FX6
ISIN for Floating Rate Notes
US961214FX68

Summary Financial Information
The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2024, 2023, 2022, 2021 and 2020. We have derived the summary financial information from our consolidated financial statements and related notes as of, and for the financial years ended, September 30, 2024, 2023, 2022, 2021 and 2020, which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.
You should read this information together with the operating and financial review set forth in “Section 2” of our 2024 Form 20-F and our audited consolidated financial statements and the accompanying notes included in our 2024 Form 20-F, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.
	As of and for the financial year ended September 30,
	2024(1)	2024	2023	2022	2021	2020
	(in US$ millions)	(in A$ millions)
Income statements (2), (3)
Net interest income	13,003	18,753	18,317	17,161	16,858	16,696
Net fees income	1,159	1,672	1,645	1,671	1,482	1,592
Net wealth management and insurance income	306	441	562	808	1,211	751
Trading income	488	704	717	664	719	895
Other income	12	18	404	(698)	952	249
Net operating income	14,969	21,588	21,645	19,606	21,222	20,183
Operating expenses	(7,589)	(10,944)	(10,692)	(10,802)	(13,311)	(12,739)
Impairment (charges)/benefits	(372)	(537)	(648)	(335)	590	(3,178)
Profit before income tax expense	7,008	10,107	10,305	8,469	8,501	4,266
Income tax expense	(2,161)	(3,117)	(3,104)	(2,770)	(3,038)	(1,974)
Net profit attributable to non-controlling interests	—	—	(6)	(5)	(5)	(2)
Net profit attributable to owners of Westpac Banking Corporation	4,847	6,990	7,195	5,694	5,458	2,290
Balance sheets (2), (3)
Loans	559,412	806,767	773,254	739,647	709,784	693,059
Additional assets	187,757	270,777	256,520	274,551	226,093	218,887
Total assets	747,169	1,077,544	1,029,774	1,014,198	935,877	911,946
Deposits and other borrowings	499,587	720,489	688,168	659,129	626,955	591,131
Debt issues	117,382	169,284	156,573	144,868	128,779	150,325
Loan capital	26,268	37,883	33,176	31,254	29,067	23,949
Additional liabilities	53,971	77,836	79,318	108,438	78,984	78,467
Total liabilities	697,208	1,005,492	957,235	943,689	863,785	843,872
Total shareholders’ equity and non-controlling interests	49,961	72,052	72,539	70,509	72,092	68,074

(1)
Solely for the convenience of the reader, we have translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of September 30, 2024 of A$1.00 to US$0.6934. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policy are adopted retrospectively, comparatives have been restated and may differ from results previously reported.

(3)
The above income statement extracts for the financial years ended September 30, 2024, 2023 and 2022 and balance sheet extracts as of September 30, 2024 and 2023 are derived from the consolidated financial statements included in the 2024 Form 20-F. The above income statement extracts for the financial years ended September 30, 2021 and 2020 and balance sheet extracts as of September 30, 2022, 2021 and 2020 are derived from the consolidated financial statements previously published.

RISK FACTORS
Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our 2024 Form 20-F before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing us or you, as holders of the notes. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may become important factors that affect us or you, as holders of the notes.
Risks Relating to the Notes
Because the senior indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the notes you hold may be affected by the amount and terms of our future debt
Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any additional Senior Debt Securities that we may issue. The senior indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional Senior Debt Securities under the senior indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.
The fixed rate notes and the floating rate notes will each constitute a separate series of Senior Debt Securities under the senior indenture
Each time we issue Senior Debt Securities under the senior indenture, the Senior Debt Securities that we issue will constitute a separate series of Senior Debt Securities for purposes of the senior indenture (unless it is specifically provided that the Senior Debt Securities so issued will constitute a reopening of an outstanding series of Senior Debt Securities). This may result in adverse consequences to holders of the notes if an event of default were to occur with respect to the Senior Debt Securities of a particular series but not with respect to the fixed rate notes or the floating rate notes. If this were to occur, holders of Senior Debt Securities of the series in respect of which such event of default shall have occurred may be entitled to accelerate the Senior Debt Securities of such series while holders of the fixed rate notes or the floating rate notes, in the absence of any event of default, would not be entitled to accelerate the fixed rate notes or the floating rate notes, as applicable, or pursue any other remedy. As a result, holders of Senior Debt Securities that have been accelerated may be entitled to payment in full in respect of their claims while holders of other series of Senior Debt Securities, including the fixed rate notes or the floating rate notes, that have not been accelerated will not be entitled to any such payment until an event of default shall have occurred with respect to the Senior Debt Securities of such series.
The terms of the senior indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes
The senior indenture governing the notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•
restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the senior indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Westpac has substantial liabilities which would have a higher priority in the event of its insolvency
The notes are not protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act. They are unsecured obligations of Westpac, and in the event of the winding-up of Westpac, they would rank at least equally with other unsecured obligations of Westpac (except such obligations as receive priority under the Australian Banking Act or otherwise are preferred by law) and ahead of subordinated debt and obligations to shareholders (in their capacity as such). Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac’s liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes).
As an authorized deposit-taking institution regulated by the Australian Prudential Regulation Authority, which we refer to as an ADI and APRA, respectively, the liabilities of Westpac which have priority, by virtue of Section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to APRA in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to a determination made by APRA in connection with a transfer of Westpac’s business to that body corporate (where that transfer includes liabilities of Westpac in respect of protected accounts) under the Financial Sector (Transfer and Restructure) Act 1999, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the Australia Financial Claims Scheme, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which we refer to as the RBA, and liabilities under certified industry support contracts. Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A “protected account” is either (a) an account, or covered financial product, that is kept under an agreement between the account-holder and the ADI requiring the ADI to pay the account-holder, on demand or at an agreed time, the net credit balance of the account or covered financial product at the time of the demand or the agreed time (as appropriate), or (b) another account or financial product prescribed by regulation.
Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.
In addition, under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.
Therefore, in the event of Westpac’s insolvency, there is no assurance that Westpac will have sufficient assets to repay the notes in full or at all. See “Description of the Notes—Ranking” in this prospectus supplement.
The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes
The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our and certain of our related entities’ debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a “Banking Act statutory manager” to take control of our business (including the businesses of certain of our related entities).

The Australian Banking Act provides that any other party to a contract to which Westpac is a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that Westpac is subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or a “Banking Act statutory manager” is in control of Westpac’s business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up of Westpac, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).
The Australian Banking Act was amended in 2018 to enhance APRA’s powers to facilitate resolution of the entities it regulates (and their subsidiaries). Additional powers which have been given to APRA and which impact Westpac include greater oversight, management and directions powers in relation to Group entities which were previously not regulated by APRA, increased statutory management powers over certain other entities within the Group and changes which are designed to give statutory recognition to the conversion or write-off of regulatory capital instruments.
Insolvency and similar proceedings are likely to be governed by Australian law
In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian Corporations Act, which provides for the potential re-organization of an insolvent company, differs significantly from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.
In addition, to the extent that the holders of the notes are entitled to any recovery with respect to the notes in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.
The secured overnight financing rate is a relatively new benchmark and its composition and characteristics are not the same as LIBOR
On June 22, 2017, the Alternative Reference Rates Committee, which we refer to as the ARRC, convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified the Secured Overnight Financing Rate, which we refer to as SOFR, as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also begun publishing historical indicative Secured Overnight Financing Rates from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.
The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance
The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR following the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined herein) may bear little or no relation to the historical actual or historical indicative data.

Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR or Compounded SOFR will be positive.
SOFR may be more volatile than other benchmark or market rates
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate notes.
Any failure of SOFR to gain market acceptance could adversely affect the floating rate notes
According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which USD LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which investors can sell the floating rate notes in the secondary market.
The secondary trading market for securities linked to SOFR may be limited
If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the floating rate notes may be lower than those of later-issued securities that are based on SOFR. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the floating rate notes is based on a compounded SOFR rate, which is relatively new in the marketplace
For each floating rate interest period (as defined below), the interest rate on the floating rate notes is based on Compounded SOFR, which is calculated using the formula described under “Description of the Notes—General—Floating Rate Notes—Compounded SOFR”, not the SOFR rate published on or in respect of a particular date during such floating rate interest period or an arithmetic average of SOFR rates during such period. The interest rate on the floating rate notes during any floating rate interest period may not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate interest period is negative, its contribution to the Compounded SOFR will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the floating rate interest payment date (as defined below) for such floating rate interest period.
Limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the Compounded SOFR rate used in the floating rate notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, trading prices of the floating rate notes may be lower than or more volatile than those of later-issued SOFR-based debt securities that have adopted a different calculation method. In addition, investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have adopted a different calculation method.
Compounded SOFR with respect to a particular floating rate interest period will only be capable of being determined near the end of the relevant floating rate interest period
The level of Compounded SOFR applicable to a particular floating rate interest period and, therefore, the amount of interest payable with respect to such floating rate interest period will be determined on the Floating Rate Interest Payment Determination Date (as defined herein) for such floating rate interest period. Because each such date is near the end of such floating rate interest period, you will not know the amount of interest payable with respect to a particular floating rate interest period until shortly prior to the related floating rate interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.
SOFR may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes
SOFR is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or the availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which SOFR is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the SOFR data in its sole discretion and without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined.
If we determine or our designee (which may be an independent financial advisor or other designee of ours (any of such entities, a “Designee”) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred in respect of SOFR, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—General—Floating Rate Notes—Compounded SOFR.” There are no limits or parameters dictating whom we may appoint as our Designee to assist in determinations and adjustments relating to a Benchmark Transition Event. There is no assurance that the Designee selected by us to assist in such determinations and adjustments has the competency to make such determinations or adjustments or that the actions of the Designee will be consistent with similar determinations and adjustments made on similar securities.
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below), such as the ARRC, (ii) the International Swaps and Derivatives Association, which we refer to as ISDA, or (iii) in certain circumstances, we or our Designee. In addition, the terms of the floating rate notes expressly authorize us or our Designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “floating rate interest period”, the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
We or our Designee will make determinations with respect to the floating rate notes
We or our Designee will make certain determinations with respect to the floating rate notes as further described under the caption “Description of the Notes—General—Floating Rate Notes.” In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our Designee will make certain determinations with respect to the floating rate notes in our or our Designee’s sole discretion as further described under the caption “Description of the Notes—General—Floating Rate Notes—Compounded SOFR.” Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes—General—Floating Rate Notes—Compounded SOFR.”
In no event shall the calculation agent or the trustee be our Designee. The calculation agent shall have no liability for any determination made by or on behalf of us or our Designee in connection with a Benchmark Transition Event or a Benchmark Replacement or any adjustments or conforming changes thereto. In no event shall the calculation agent or the trustee be responsible for determining any substitute for SOFR or any Benchmark Replacement, or for determining whether any Benchmark Transition Event has occurred or for making any Benchmark Replacement Adjustments or Benchmark Replacement Conforming Changes. In connection with the foregoing, the calculation agent and the trustee will be entitled to conclusively rely on any determinations made by us or our Designee.
There is no existing public market for the notes, a market may not develop and you may have to hold your notes to maturity
Each of the fixed rate notes and the floating rate notes is a new issue of securities and there is no existing trading market for these series of notes. We have been advised by the underwriters that the underwriters may make a secondary market for each of these series of notes. However, they are not obligated to do so and may discontinue making a secondary market for any and all of these series of notes at any time without notice. If a trading market for any series of notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

USE OF PROCEEDS
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$1,497,850,379. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION
We set forth below our cash and balances with central banks and our capitalization as of September 30, 2024 and as adjusted to give effect to the issuance of the notes and the Subordinated Notes.. This information should be read in conjunction with our consolidated financial statements, including the notes thereto, and other financial information pertaining to us incorporated herein by reference.
	As of September 30, 2024
	Actual	As adjusted
		(unaudited)
	(in A$ millions)
Cash and balances with central banks	65,667	65,667
Debt issues	169,284	169,284
Notes offered hereby	—	2,163(1)
Subordinated Notes	—	2,163(1)
Loan capital	37,883	37,883
Shareholders’ equity and non-controlling interests
Share capital	37,200	37,200
Reserves	1,732	1,732
Retained profits	32,773	32,773
Non-controlling interests	347	347
Total shareholders’ equity and non-controlling interests	72,052	72,052
Total capitalization	279,219	283,545

(1)
We have translated the aggregate principal amount of the notes and the Subordinated Notes from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of September 30, 2024 of A$1.00 to US$0.6934. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

DESCRIPTION OF THE NOTES
The following description is a summary of certain terms of the notes. This summary supplements the description of the Senior Debt Securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the notes and the senior indenture do not purport to be complete, and reference is hereby made to the senior indenture, as amended and supplemented by the first supplemental indenture, the fifth supplemental indenture, the seventeenth supplemental indenture, the twenty-fifth supplemental indenture and the twenty-eighth supplemental indenture, each of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and as further supplemented by the thirty-fifth supplemental indenture relating to the notes, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the indenture and the first, fifth, seventeenth, twenty-fifth, twenty-eighth and thirty-fifth supplemental indentures from us at our address set forth under “Where You Can Find More Information.” References to “we,” “us” and “our” in this description of the notes refer only to Westpac Banking Corporation and not to any of its subsidiaries.
General
We will issue the notes under the senior indenture, dated July 1, 1999, between us and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee, as amended and supplemented by the first supplemental indenture, dated August 27, 2009, between us and the trustee, the fifth supplemental indenture, dated August 14, 2012, between us and the trustee, the seventeenth supplemental indenture, dated November 9, 2016, between us and the trustee, the twenty-fifth supplemental indenture, dated November 9, 2018, between us and the trustee, and the twenty-eighth supplemental indenture, dated as of January 16, 2020, between us and the trustee, which we refer to collectively as the base indenture, as further supplemented by the thirty-fifth supplemental indenture, to be dated the date of issuance of the notes, between us and the trustee. We refer to the base indenture, as further supplemented by the thirty-fifth supplemental indenture, collectively as the senior indenture.
We will initially issue US$750,000,000 aggregate principal amount of the fixed rate notes and US$750,000,000 aggregate principal amount of the floating rate notes. The notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional fixed rate notes or floating rate notes having the same terms and conditions as the fixed rate notes or the floating rate notes, as applicable, being offered hereby in all respects, except for issue date, issue price and, if applicable, the first date from which interest accrues and the first date of payment of interest thereon. Additional fixed rate notes or floating rate notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding fixed rate notes or floating rate notes, as the case may be, unless such additional fixed rate notes or floating rate notes will not be treated as fungible with the fixed rate notes or the floating rate notes, as the case may be, being offered hereby for U.S. federal income tax purposes. The notes offered hereby and any additional notes of the same series would rank equally and ratably.
The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations. The notes will rank senior to our subordinated obligations. For a description of debts preferred by law, see “—Ranking” in this prospectus supplement.
Each of the fixed rate notes and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to Senior Debt Securities, as described under “Description of the Senior Debt Securities” in the accompanying prospectus, will be applicable to each of the fixed rate notes and the floating rate notes.
The notes are not entitled to the benefit of any sinking fund.
The fixed rate notes and the floating rate notes will mature on October 20, 2026.
Fixed Rate Notes
The fixed rate notes will bear interest at the rate of 4.600% per year from November 20, 2024, or from the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest on the fixed rate notes semi-annually in arrears on April 20 and October 20 of each year, subject in each case to the business day fixed rate convention set forth below, beginning on April 20, 2025, until the fixed rate notes shall have been paid in full. Interest on a fixed rate note will be paid to the person in whose name that fixed rate note was registered at the close of business on the April 5 or October 5, as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the date of maturity of such fixed rate note. The amount of interest on the fixed rate notes payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Any payment of principal or interest required to be made on an interest payment date that is not a business day will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day.
For purposes of the fixed rate notes, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.
Floating Rate Notes
The floating rate notes will bear interest from November 20, 2024, or from the most recent floating rate interest payment date (as defined below) to which interest has been paid or duly provided for. The interest rate per annum for the floating rate notes will be reset quarterly on the first day of each floating rate interest period (as defined below) and will be equal to Compounded SOFR plus a margin of 46 basis points. As further described herein, the amount of interest accrued and payable on the notes for each floating rate interest period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate for the relevant floating rate interest period multiplied by (b) the quotient of the actual number of calendar days in such floating rate interest period divided by 360. The Bank of New York Mellon will initially act as calculation agent.
We will pay interest on the floating rate notes quarterly in arrears on January 20, April 20, July 20 and October 20 (we refer to each such date as a floating rate interest payment date) of each year, subject in each case to the business day convention set forth below, beginning on January 20, 2025, until the floating rate notes shall have been paid in full. If any floating rate interest payment date would fall on a day that is not a business day, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes. Interest on a floating rate note will be paid to the person in whose name that floating rate note was registered at the close of business on the January 5, April 5, July 5 or October 5, the case may be, whether or not a business day, prior to the applicable floating rate interest payment date, except in the case of the floating rate interest payment date that is also the date of maturity of the floating rate notes.
Except as described below for the first floating rate interest period, on each floating rate interest payment date, we will pay interest for the period commencing on and including the immediately preceding floating rate interest payment date and ending on and including the day preceding the next floating rate interest payment date. We refer to this period as a floating rate interest period. The first floating rate interest period will begin on and include November 20, 2024 and will end on and include the day preceding the first floating rate interest payment date.
Secured Overnight Financing Rate
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal

Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
Compounded SOFR
The interest rate on the floating rate notes for each floating rate interest period will be equal to Compounded SOFR (as defined herein) plus a margin of 46 basis points. “Compounded SOFR” will be determined by the calculation agent in accordance with the following formula:
where:
“d0,” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;
“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;
“ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and
“d” is the number of calendar days in the relevant Observation Period.
For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.
For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:
(1)
the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)
if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we determine or our Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each floating rate interest period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

Effect of Benchmark Transition Event
(a)   Benchmark Replacement. If we determine or our Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.
(b)   Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
(c)   Decisions and Determinations. Any determination, decision or election that may be made by us or our Designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by our Designee, will be made after consultation with us, and the Designee will not make any such determination, decision or election to which we object; and

•
shall become effective without consent from any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions not made by our Designee will be made by us on the basis as described above. The Designee shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth in this prospectus supplement.
Certain Defined Terms. As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:
(1)
the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or our Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of floating rate interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we decide or our Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide or our Designee decides that adoption of any portion of such market practice is not administratively feasible or if we determine or our Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we determine or our Designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency offcial with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“Floating Rate Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each floating rate interest payment date.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Observation Period” means, in respect of each floating rate interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such floating rate interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the floating rate interest payment date for such floating rate interest period.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our Designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee offcially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
For purposes of the floating rate notes, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.
The interest rate and amount of interest to be paid on the floating rate notes for each floating rate interest period will be determined by the calculation agent. The Bank of New York Mellon is currently serving as our calculation agent; however, we may change the calculation agent at any time without notice, and The Bank of New York Mellon may resign as calculation agent at any time upon thirty days’ prior written notice to us. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the floating rate notes. So long as Compounded SOFR is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any floating rate interest period, or we propose to remove such calculation agent, we shall appoint another calculation agent.
In no event shall the interest rate on the floating rate notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Additionally, the interest rate on the floating rate notes will in no event be lower than zero.
All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption
We will not be permitted to redeem the fixed rate notes or the floating rate notes at our option, other than for taxation reasons as described under “Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons” in the accompanying prospectus.
Events of Default
The senior indenture provides that, if an event of default in respect of any series of notes shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of such series of notes may declare the principal amount of such series of notes to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of such series of notes shall be immediately due and payable by Westpac.
The senior indenture defines events of default in respect of each of the fixed rate notes and the floating rate notes as:
•
Westpac fails to pay interest or any additional amount on any note of such series when due and payable and such failure continues for a period of 30 days;

•
Westpac fails to pay the principal of, or any premium on, any note of such series when due and payable and such failure continues for a period of 15 days;

•
Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding notes of such series any material covenant or warranty in the senior indenture (other than those listed in the first and second bullets above or any other covenant which has been expressly included in the senior indenture solely for the benefit of any other series of Senior Debt Securities issued under the senior indenture other than the notes of such series) in respect of the notes of such series;

•
Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

•
Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

•
Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

•
the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days for relief involving or resulting in the winding-up of Westpac; and

•
specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac’s property or similar events of Westpac.

Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a “Banking Act statutory manager” to take control of our business (including certain of our related entities).
The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or a “Banking Act statutory manager” is in control of our business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration.

However, in the event of a winding-up, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).
Ranking
The notes will be Westpac’s direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac’s deposit liabilities in Australia), equally with all of Westpac’s other unsecured and unsubordinated obligations. The notes will rank senior to Westpac’s subordinated obligations.
Under Section 13A(3) and Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959, certain debts of Westpac are preferred by law, as described below.
Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the notes:
•
first, certain liabilities of Westpac to APRA (if any) because of the rights APRA has against Westpac under Sections 16AI or 16AIC of the Australian Banking Act;

•
second, APRA’s costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the financial claims scheme;

•
third, Westpac’s liabilities (if any) in Australia in relation to protected accounts that accountholders keep with Westpac;

•
fourth, Westpac’s debts (if any) to the RBA; and

•
fifth, Westpac’s liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

A “protected account” is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.
Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.
The notes are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
Notes issued as global notes
The notes are expected to be issued in the form of global notes. See “Description of the Senior Debt Securities—Global Securities” in the accompanying prospectus.
Defeasance
The notes are subject to our ability to defease and/or discharge as described under the caption “Description of the Senior Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance” in the accompanying prospectus.

Book-Entry System
All interests in the notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which we refer to as Euroclear, and Clearstream Banking S.A., which we refer to as Clearstream. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.
The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct

Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Clearstream.   Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.
Global Clearance and Settlement Procedures.   Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TAXATION
For a general discussion of the material U.S. federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the notes by certain holders, please refer to “Taxation” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and Westpac Banking Corporation are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of the fixed rate notes and the floating rate notes set forth opposite that underwriter’s name.
Underwriter	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
BofA Securities, Inc.	US$150,000,000	US$150,000,000
Citigroup Global Markets Inc.	150,000,000	150,000,000
HSBC Securities (USA) Inc.	150,000,000	150,000,000
RBC Capital Markets, LLC	150,000,000	150,000,000
Westpac Banking Corporation	135,000,000	135,000,000
CIBC World Markets Corp.	3,750,000	3,750,000
Crédit Agricole Corporate & Investment Bank	3,750,000	3,750,000
Natixis Securities Americas LLC	3,750,000	3,750,000
Scotia Capital (USA) Inc.	3,750,000	3,750,000
Total	US$750,000,000	US$750,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at that public offering price less a concession not to exceed 0.060% of the principal amount of the fixed rate notes and 0.060% of the principal amount of the floating rate notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.040% of the principal amount of the fixed rate notes and 0.040% of the principal amount of the floating rate notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.
The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In connection with this offering of the notes, we will pay underwriting discounts to the underwriters of 0.100% (expressed as a percentage) of the principal amount of the fixed rate notes and 0.100% (expressed as a percentage) of the principal amount of the floating rate notes.
In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We estimate that our total expenses, excluding the underwriting discounts, for this offering will be US$462,121. Each of the representatives has agreed to reimburse us for certain of our expenses relating to this offering.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Each of the fixed rate notes and the floating rate notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the fixed rate notes or the floating rate notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the fixed rate notes or the floating rate notes or that an active public market for the fixed rate notes or the floating rate notes will develop. If an active public market for the fixed rate notes or the floating rate notes does not develop, the market price and liquidity of the fixed rate notes or the floating rate notes may be adversely affected.
Since trades in the secondary market generally settle in one business day, purchasers who wish to trade notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+6 to specify alternative settlement arrangements to prevent a failed settlement.
Conflicts of Interest
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Westpac. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and affiliates routinely hedge, and are likely to continue to hedge, and certain other of those underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker-dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. This offering will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.
This prospectus supplement, together with the accompanying prospectus and any prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus supplement and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.
Crédit Agricole Corporate & Investment Bank is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through Credit Agricole Securities (USA) Inc., its U.S. registered broker-dealer affiliate.
Offering Restrictions
Australia
Neither this prospectus supplement nor the accompanying prospectus or any disclosure document (as defined in the Australian Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, which we refer to as ASIC. Each underwriter has represented and agreed that, in connection with the distribution of the notes, it:
(i)   has not offered for issue or sale, nor invited applications for the issue, sale or purchase of, any notes in Australia (including an offer or invitation which is received by a person in Australia);
(ii)   will not offer for issue or sale, nor invite applications for the issue or sale of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and
(iii)   has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the notes in Australia;
unless:
(x)   (A) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes of either series is a minimum amount (disregarding amounts, if any, lent by Westpac or another person offering the notes of such series or an associate (as defined in Division 2 of Part 1.2 of the Australian Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (B) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Australian Corporations Act;
(y)   the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and
(z)   such action does not require any document to be lodged with the ASIC or the Australian Securities Exchange operated by ASX Limited.
Prohibition of Sales to EEA Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA.
For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)   a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)   not a qualified investor as defined in the Prospectus Regulation; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

France
Each underwriter has represented and agreed that:
(i)   in connection with its initial distribution of the notes, (A) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France and (B) offers and sales of notes will made in the Republic of France only to qualified investors as defined and in accordance with Articles L.411-1 and L.411-2 of the French Code mon´etaire et financier relating to qualified investors; and
(ii)   it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or any other offering material relating to the notes other than to investors to whom offers and sales of notes in the Republic of France may be made as described in (i)(B) above.
In compliance with Article 211-4 of the General regulation of the Autorit´e des march´es financiers (French stock exchange authority) investors are informed that the notes have not been subject to a prospectus submitted for approval to the Autorit´e des march´es financiers.
The persons or entities referred to in Article L.411-2.II.4 of the French Code mon´etaire et financier may purchase notes solely for their own account under the conditions referred to in Articles D.411-1, D.411-2, D.734-1, D.744-1 and D.754-1 and D.764-1 of the French Code mon´etaire et financier.
The notes thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with the conditions referred to in Articles L.411-1, L.412-1 and L.621-8 to L.621-8-3 of the French Code mon´etaire et financier.
The Netherlands
Each underwriter has represented and agreed in respect of the notes that it has not offered and that it will not offer, directly or indirectly, any notes in The Netherlands and that such an offer may not be announced (whether electronically or otherwise), unless the notes are offered exclusively to persons who qualify as professional market parties within the meaning of article 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht).
Japan
Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has represented and agreed that the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph “any resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Hong Kong
Each underwriter has represented and agreed that it has not offered or sold and will not sell or offer the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)) in Hong Kong by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, of the Laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” as defined in the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O); and that it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” with as defined in the SFO and any rules made the SFO.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001, as amended from time to time, which we refer to as the SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly to any person in Singapore other than (a) to an institutional investor as defined in Section 4A of the SFA, which we refer to as an Institutional Investor, pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in Section 4A of the SFA, which we refer to as an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, which we refer to as a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(i)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(ii)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(a)   to an Institutional Investor, an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(b)   where no consideration is or will be given for the transfer;
(c)   where the transfer is by operation of law;
(d)   as specified in Section 276(7) of the SFA; or
(e)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notification under Section 309B(1)(C) of the SFA—unless otherwise stated in this prospectus supplement in respect of the notes, all notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulation 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Prohibition of Sales to United Kingdom Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression ‘retail investor’ means a person who is one (or more) of the following:
(i)   a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or
(ii)   a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) UK MiFIR; or
(iii)   not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and
(b)   the expression ‘offer’ includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Other Regulatory Restrictions in the United Kingdom
Each underwriter has represented and agreed that:
(i)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if Westpac was not an authorised person, apply to Westpac; and
(ii)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Italy
The offering of the notes has not been registered with the Commissione Nazionale per le Societa` e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, each underwriter has represented and agreed that, save as set out below, it has not offered or sold, and will not offer or sell, any notes in the Republic of Italy in an offer to the public and that sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.
Accordingly, each of the underwriters has represented and agreed that it will not offer, sell or deliver any notes or distribute copies of this Prospectus Supplement and any other document relating to the notes in the Republic of Italy except:
(1)   to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or
(2)   in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.
Any such offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy must be:
(a)   made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of 15 February 2018, as amended and any other applicable laws and regulations;
(b)   in compliance with Article 129 of Legislative Decree No. 385 of 1 September 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and
(c)   in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.
Provisions relating to the secondary market in the Republic of Italy
Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of Decree No. 58 may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with “qualified investors” and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and, in addition, to claim damages from any authorised person at whose premises the notes were purchased, unless an exemption provided for under Decree No. 58 applies.
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and other reports and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.
You may request a copy of any filings (excluding exhibits) referred to above and in “Incorporation of Information We File with the SEC” at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Regional Head—Americas. Telephone requests may be directed to such person at (212) 389-1269. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus supplement does not form part of this prospectus supplement or the accompanying prospectus and all references in this prospectus supplement to websites are inactive textual references and are for information only.
This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that we have filed with the SEC relating to the notes to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to incorporate by reference the information we file with them, which means:
•
incorporated documents are considered part of this prospectus supplement;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

We incorporate by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:
•
our annual report on Form 20-F for the financial year ended September 30, 2024;

•
the information contained in Exhibit 1 (2024 Pillar 3 Report) to our report on Form 6-K dated November 4, 2024;

•
the information contained in our report on Form 6-K (Retirement of Group Executive, HR), excluding Exhibit 1, dated November 5, 2024; and

•
the information contained in our report on Form 6-K (Retirement of Non-Executive Directors), excluding Exhibit 1, dated November 5, 2024.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:
•
reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

•
any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Our business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES
We publish our consolidated financial statements in Australian dollars.
The following table sets forth, for Westpac’s financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac’s financial year ends on September 30 of each year.
Financial Year	At Period End	Average Rate(1)	High	Low
2020	0.7160	0.6815	0.7388	0.5755
2021	0.7228	0.7490	0.7953	0.7006
2022	0.6437	0.7097	0.7598	0.6437
2023	0.6451	0.6651	0.7102	0.6219
2024	0.6934	0.6620	0.6934	0.6290
2025(2)	0.6566	0.6695	0.6895	0.6550

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 1, 2024.

Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES
King & Wood Mallesons, our Australian counsel, will provide an opinion to the effect that we have duly authorized the issuance of the notes. Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the notes under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Chartered Accountants Australia and New Zealand.

EXPENSES
The following table sets forth the aggregate expenses, other than the underwriting discounts, to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.
SEC Registration Fee	US$229,621
Printing Expenses	15,000
Trustee’s Fees and Expenses	7,500
Accountants’ Fees and Expenses	80,000
Legal Fees and Expenses	130,000
Total	US$462,121

PROSPECTUS
Westpac Banking Corporation
ABN 33 007 457 141
Senior Debt Securities
By this prospectus, we may offer from time to time the securities described in this prospectus.
Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.
Unless stated otherwise in a prospectus supplement or term sheet, none of the Senior Debt Securities will be listed on any securities exchange.
The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, we or our U.S. broker-dealer subsidiary, Westpac Capital Markets LLC, may use this prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, in market-making transactions in the securities described therein after they are initially offered and sold.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 5, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering the class of securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Information We File with the SEC”. If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information”.
No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Group”, “we”, “us” and “our” or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia’s Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to “Westpac” are to Westpac Banking Corporation ABN 33 007 457 141.
All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference statements that constitute “forward-looking” statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act.
Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and therein and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition and performance, capital adequacy and liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data.
Words such as “will”, “may”, “expect”, “intend”, “seek”, “would”, “should”, “could”, “continue”, “plan”, “estimate”, “anticipate”, “believe”, “probability”, “indicative”, “risk”, “aim”, “outlook”, “forecast” , “assumption”, “projection”, “target”, “goal”, “guidance”, “objective”, “ambition” or other similar words are used to identify forward-looking statements. These statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s current expectations or beliefs concerning future developments and their potential effect upon us.
Forward-looking statements may also be made, verbally or in writing by members of our management or Board in connection with this prospectus. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document.
There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors, including, but not limited to, those set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2024 filed with the Securities and Exchange Commission, which we refer to as our 2024 Form 20-F and the other documents incorporated by reference in this prospectus. Those factors include, but are not limited to:
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information security breaches, including cyber attack events;

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the effect of, and changes in, laws, regulations, regulatory policy, taxation or accounting standards or practices, and government and central bank monetary policies, including changes to liquidity, leverage and capital requirements;

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regulatory investigations, reviews (including industry reviews) and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator-imposed conditions, including from our actual or alleged failure to comply with laws, regulations or regulatory policy;

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the effectiveness of our risk management practices, including our framework, policies, processes, systems and employees;

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the reliability and security of our technology and risks associated with changes to technology systems;

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geopolitical events or other changes in countries in which we or our customers or counterparties operate;

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climate-related risks (including physical, transition and liability risks) that may arise from changing climate patterns, and risks associated with the transition to a lower carbon economy (including our ambition to become a net-zero, climate resilient bank) or risks from legal and regulatory action, or risks from other sustainability factors such as human rights and natural capital;

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the failure to comply with financial crime obligations (including anti-money laundering and counter-terrorism financing laws, anti-bribery and corruption laws, sanctions laws and tax transparency laws), which has had, and could further have, adverse effects on our business and reputation;

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internal and external events which may adversely impact our reputation;

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litigation and other legal proceedings and regulator investigations and enforcement actions (including our ability to pay significant monetary settlements and legal costs in order to resolve a dispute);

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market volatility and disruptions, including uncertain conditions in funding, equity and asset markets and any losses or business impacts we or our customers or counterparties may experience;

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the incidence of inadequate capital levels;

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changes in economic conditions, consumer or business spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties operate and our ability to maintain or to increase market share, margins and fees, and control expenses;

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adverse asset, credit or capital market conditions or an increase in defaults, impairments and provisioning because of a deterioration in economic conditions;

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sovereign risks, including the risk that governments will default on their debt obligations, fail to perform contractual obligations, or be unable to refinance their debts;

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changes to our credit ratings or the methodology used by credit rating agencies;

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the effects of market competition and competition regulatory policy impacting the areas in which we operate;

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operational risks resulting from ineffective processes and controls;

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levels of inflation, changes to interest rates, exchange rates and market and monetary fluctuations and volatility;

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poor data quality, data availability or data retention;

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strategic decisions including diversification, innovation, retention, divestment, acquisitions, expansion activity, integration and decisions to shut down some operations;

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failure to recruit and retain key executives, employees and Directors;

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changes to our critical accounting assumptions and estimates and changes to the value of our intangible assets;

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our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

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various other factors including those beyond our control.

All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events, conditions or otherwise.

WESTPAC BANKING CORPORATION
We are one of Australia’s leading providers of banking and selected financial services, operating under multiple brands, and predominantly in Australia and New Zealand, with a small presence in Europe, North America, Asia and the Pacific. We operate through a significant online capability supported by an extensive branch and ATM network, call centers and specialist relationship and product managers. Our operations comprise the following key segments: Consumer, Business and Wealth, Westpac Institutional Bank, which we refer to as WIB, Westpac New Zealand and Group Businesses. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9155 7700.
As at September 30, 2024, our market capitalization was approximately A$109.2 billion and we had total assets of A$1,077.5 billion. Our market capitalization as of November 1, 2024 was approximately A$110.4 billion.
Our operations comprise the following five major segments:
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The Consumer segment provides a full range of banking products and services to customers in Australia. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA and Bank of Melbourne using digital channels, call centres, mobile bankers, branches and third-party brokers. It also includes the RAMS business, which is closed to new business.

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The Business and Wealth segment provides banking products and services to customers in Business Banking, Wealth Management, Private Wealth and Westpac Pacific. Business Banking offers lending generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. Customers are categorized by commercial businesses, small to medium businesses and agribusiness. The segment includes Private Wealth, supporting the needs of high-net-worth individuals, as well as BT Financial Group, which provides wealth management platform services. It also includes Westpac Pacific and our auto finance portfolio, which has been in runoff. In October 2024, we entered into an agreement to sell the auto finance portfolio. Subject to regulatory approval, the sale is expected to be completed in the first half of 2025. The segment operates under the Westpac, St.George, BankSA, Bank of Melbourne and BT brands.

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WIB services predominantly corporate, institutional and government clients through three areas of specialization: Corporate & Institutional Banking, which we refer to as CIB; Global Transaction Services, which we refer to as GTS; and Financial Markets, which we refer to as FM. CIB uses dedicated industry relationship and specialist product teams to support clients’ borrowing needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB’s clients and Westpac’s domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore.

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Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand.

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The Group Businesses segment comprises:

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Treasury, which is responsible for the management of the Group’s balance sheet including wholesale funding, capital and liquidity. Treasury also manages interest rate risk and foreign exchange risks associated with wholesale funding;

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Enterprise services, which include earnings on capital not allocated to segments, certain intra-group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s fintech investments; and

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Other costs which include expenses not directly attributable to segments including Corporate Affairs, a portion of enterprise technology costs related to our business led technology simplification program, UNITE, certain customer remediation expenses and enterprise provisions.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.
Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE SENIOR DEBT SECURITIES
The following discussion describes the general terms and conditions applicable to Senior Debt Securities that we may offer. In addition to these general provisions, in connection with an investment in a particular series of Senior Debt Securities, investors should review the description of the provisions and any risk factors applicable to that series of Senior Debt Securities, including those set forth herein and in any applicable prospectus supplement or term sheet.
Unless the context otherwise requires, references to “we”, “us”, “our” and “Westpac” in this description of the Senior Debt Securities refer only to Westpac Banking Corporation ABN 33 007 457 14 and not to any of its subsidiaries.
The Senior Debt Securities will be issued in one or more series under a Senior Indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between us and the trustee, as further supplemented and amended by the Fifth Supplemental Indenture, dated as of August 14, 2012, between us and the trustee, the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between us and the trustee, the Twenty-Fifth Supplemental Indenture, dated November 9, 2018, between us and the trustee, and the Twenty-Eighth Supplemental Indenture, dated January 16, 2020, between us and the trustee which we refer to collectively as the senior indenture. The senior indenture provides that there may be more than one trustee, each with respect to one or more series of Senior Debt Securities.
We have summarized below certain terms of the senior indenture which we believe will be most important to your decision to invest in our Senior Debt Securities. You should keep in mind, however, that it is the senior indenture, and not this summary, which defines your rights as a holder of Senior Debt Securities. There may be other provisions in the senior indenture which are also important to you. You should read the senior indenture for a full description of the terms of the Senior Debt Securities. The senior indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture. References in any parenthetical below to sections or articles are to sections or articles of the senior indenture.
The following description of the terms of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Senior Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Senior Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Senior Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.
Ranking
Senior Debt Securities will be Westpac’s direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac’s deposit liabilities in Australia), equally with all of Westpac’s other unsecured and unsubordinated obligations. The Senior Debt Securities will rank senior to Westpac’s subordinated obligations, including any subordinated debt securities.
Westpac is an “authorised deposit-taking institution” (“ADI”) as that term is defined under the Australian Banking Act. Under Section 13A(3) and Section 16 of the Australian Banking Act, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.
Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Senior Debt Securities:
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first, certain liabilities of Westpac owed to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) in respect of any payments that APRA makes or is liable to make to

(i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to a determination made by APRA in connection with a transfer of Westpac’s business to that body corporate (where the transfer includes liabilities of Westpac in respect of protected accounts) under the Australian Financial Sector (Transfer and Restructure) Act 1999;
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second, APRA’s costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS (an Australian Government scheme that protects depositors of banks like Westpac from potential loss due to their failure);

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third, Westpac’s liabilities (if any) in Australia in relation to protected accounts that accountholders keep with Westpac;

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fourth, Westpac’s debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

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fifth, Westpac’s liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

A “protected account” is either (a) an account, or covered financial product, that is kept under an agreement between the accountholder and the ADI requiring the ADI to pay the accountholder, on demand or at an agreed time, the net credit balance of the account or covered financial product at the time of the demand or the agreed time (as appropriate); or (b) another account prescribed by regulation.
Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.
The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act or the FCS, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.
General Terms of the Senior Debt Securities
Westpac may issue the Senior Debt Securities in one or more series pursuant to an indenture that supplements the senior indenture or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the senior indenture.) The aggregate principal amount of Senior Debt Securities that may be issued under the senior indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Senior Debt Securities which may include the following:
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title and aggregate principal amount;

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percentage(s) of principal amount at which such series of Senior Debt Securities will be issued and percentage(s) of principal amount payable upon declaration of acceleration of the maturity of such series of Senior Debt Securities;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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place(s) where principal, premium and interest will be payable;

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any redemption or early repayment provisions;

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authorized denominations;

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form;

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any discount or premium with which such series of Senior Debt Securities will be issued;

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whether such series of Senior Debt Securities will be issued in the form of one or more global securities (whether in whole or in part);

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identity of the depository for global securities;

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whether a temporary security is to be issued with respect to such series of Senior Debt Securities and whether any interest payable prior to the issuance of definitive Senior Debt Securities of such series will be credited to the account of the persons entitled to such interest;

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the terms upon which beneficial interests in a temporary global Senior Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Senior Debt Security or for definitive Senior Debt Securities and the terms upon which such exchanges may be made;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of Senior Debt Securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Senior Debt Securities can select the payment currency;

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securities exchange(s) on which such series of Senior Debt Securities will be listed, if any;

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additions to or changes in the events of default with respect to such series of Senior Debt Securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of Senior Debt Securities to be due and payable; and

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additional terms not inconsistent with the provisions of the senior indenture.

One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Senior Debt Securities may be variable rate Senior Debt Securities that may be exchanged for fixed rate Senior Debt Securities. Any special US federal income and Australian income tax considerations applicable to any series of Senior Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.
Senior Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to:
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the price of one or more commodities, derivatives or securities;

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one or more securities, derivatives or commodities exchange indices or other indices;

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a currency or currencies (including any currency unit or units) other than the currency in which such Senior Debt Securities are issued or other factors; or

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any other variable or the relationship between any variables or combination of variables.

Holders of such Senior Debt Securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the Senior Debt Securities will be issued in fully registered form and in denominations of $1,000 and any integral multiple of

$1,000. (Section 3.2 of the senior indenture.) Subject to the limitations provided in the senior indenture and in the applicable prospectus supplement or term sheet, Senior Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the senior indenture.)
Westpac may issue Senior Debt Securities of any series in whole or in part in definitive form or in the form of one or more global Senior Debt Securities as described below under “— Global Securities.” Westpac may issue Senior Debt Securities of a series at different times. In addition, Westpac may issue Senior Debt Securities within a series with terms different from the terms of other Senior Debt Securities of that series. (Section 3.1(c) of the senior indenture.)
Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Senior Debt Securities of any series in any manner and at any price. Senior Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Senior Debt Securities for cancellation or may be resold.
Global Securities
Westpac may issue the Senior Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Senior Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the senior indenture.)
The specific terms of the depository arrangement with respect to any Senior Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Senior Debt Securities represented by such global security to the accounts of persons that have accounts with such depository. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Senior Debt Securities or by us if such Senior Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by that global security for all purposes under the senior indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Senior Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the senior indenture.
Payments of principal of, or premium, if any, and interest, if any, on definitive Senior Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Senior Debt Securities. None of Westpac, the trustee, any paying agent, the registrar or any underwriter or agent for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the Senior Debt Securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Senior Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”. Such payments will be the responsibility of such participants.
If the depository for a series of Senior Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Senior Debt Securities, determine not to have any Senior Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. If definitive Senior Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Senior Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Senior Debt Securities registered in its name. Definitive Senior Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.
Payment of Additional Amounts
The senior indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Senior Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Senior Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Senior Debt Securities without such withholding or deduction. However, as described below, the senior indenture provides that, under certain circumstances, Westpac will not pay additional amounts.
The senior indenture provides that Westpac will pay no additional amounts in respect of Senior Debt Securities for or on account of:
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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Senior Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Senior Debt Securities, or receiving payments under such Senior Debt Securities;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment in Australia, unless the holder was required to present such Senior Debt Securities for payment and they could not have been presented for payment anywhere else;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Senior Debt Securities for payment on any day during that 30 day period;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

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any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

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any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Senior Debt Securities complied with Westpac’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Senior Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Senior Debt Securities being an associate of Westpac for purposes of section 128F of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

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any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Senior Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

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any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto, which we refer to as FATCA; or

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any combination of the foregoing.

In addition, the senior indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Senior Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Senior Debt Securities. (Section 9.8 of the senior indenture.)
If, as a result of Westpac’s consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to “Australia” (other than in the exception applicable in the event the holder or beneficial owner of the Senior Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of the senior indenture.)
Westpac, and any other person to or through which any payment with respect to the Senior Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such

Senior Debt Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Senior Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.
Redemption of Senior Debt Securities
General
If the Senior Debt Securities of a series provide for redemption at Westpac’s election, unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under “— Redemption for Taxation Reasons”, such redemption shall be on not less than 30 nor more than 60 days’ notice and, in the event of redemption in part, the Senior Debt Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of Senior Debt Securities of such series to their last addresses as they appear on the register of the Senior Debt Securities of such series. (Sections 1.6, 10.3 and 10.4 of the senior indenture.)
Redemption for Taxation Reasons
The senior indenture provides that Westpac may, at its option, redeem all, but not less than all, of any series of Senior Debt Securities if:
•
there is a change in or any amendment to the laws or regulations: (i) of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

•
there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,
•
with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date Westpac originally issued the Senior Debt Securities to be redeemed, or

•
in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) Westpac (or such entity) is or will become obligated to pay any additional amounts as may be necessary so that the net amount received by a holder of Senior Debt Securities, after withholding or deducting any tax, duty, assessment or other governmental charge, will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction (provided that Westpac provides to the trustee an opinion of independent legal advisors of recognized standing to the effect that Westpac is or will become obligated to pay such additional amounts on such Senior Debt Securities as a result of such change or amendment) or (2) Westpac (or such entity) would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or such additional amounts or (B) any original issue discount on such Senior Debt Securities.
Before Westpac (or such entity) redeems any Senior Debt Securities for taxation reasons, it must give the holders of those Senior Debt Securities at least 30 days’ written notice and not more than 60 days’ written notice of its intention to redeem those Senior Debt Securities, provided that if the earliest date on which (i) Westpac (or such entity) will be obligated to pay any additional amounts necessary so that the net amount received by the holder of the Senior Debt Securities, after the withholding or deduction of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein (unless such withholding or deduction is required by law), will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction, or (ii) Westpac would not be entitled to claim a deduction in respect of any payments of interest or such additional amounts on or any original issue discount in respect of Senior Debt Securities in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, Westpac may give less than 30 days’ written notice but in no case less than 15 days’ written notice, provided it gives such notice as soon as practicable in all the circumstances.
If Westpac (or such entity) redeems Senior Debt Securities for taxation reasons, the redemption price for Senior Debt Securities to be redeemed shall equal 100% of the principal amount of the Senior Debt Securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if the Senior Debt Securities to be redeemed are outstanding original issue discount securities, such Senior Debt Securities shall be redeemed at the redemption price calculated in accordance with the terms thereof (Section 10.8 of the senior indenture).
Events of Default
The senior indenture provides that, if an event of default in respect of any series of Senior Debt Securities shall have occurred and be continuing, either the trustee or the holders of not less than 33 1∕3% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or a portion thereof in the case of certain Senior Debt Securities issued with original issue discount) of all the Senior Debt Securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the Senior Debt Securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)
The senior indenture defines events of default in respect of any series of Senior Debt Securities as:
•
Westpac fails to pay interest or any additional amount on any Senior Debt Security of such series when due and payable and such failure continues for a period of 30 days;

•
Westpac fails to pay the principal of, or any premium on, any Senior Debt Security of such series when due and payable and such failure continues for a period of 15 days;

•
Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1∕3% in principal amount of the outstanding Senior Debt Securities of such series any material covenant or warranty in such indenture (other than those listed in the first and second bullets above, the last bullet below or any other covenant which has been expressly included in the senior indenture solely for the benefit of any series of Senior Debt Securities other than that series) in respect of the Senior Debt Securities of such series;

•
Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

•
Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

•
Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

•
the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days, for relief involving or resulting in the winding-up of Westpac;

•
specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac’s property or similar events of Westpac; and

•
any other event of default provided for in the senior indenture with respect to the Senior Debt Securities of such series. (Section 5.1 of the senior indenture.)

No event of default in respect of the Senior Debt Securities shall occur (other than on account of a decree or order for the Winding-Up (as defined below)), solely on account of any failure by Westpac to perform or observe any of its obligations in relation to, the suspension of any payments on or the taking of any proceeding in respect of, any share, subordinated debt security or other security or instrument constituting Tier 1 Capital or Tier 2 Capital (each as defined in the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time).
Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Senior Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a “Banking Act statutory manager” to take control of our business (including certain of our related entities).
The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the Senior Debt Securities) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the Senior Debt Securities or a “Banking Act statutory manager” is in control of our business, which could prevent the trustee or holders of the Senior Debt Securities from accelerating repayment of the Senior Debt Securities or obtaining or enforcing a judgment for repayment of the Senior Debt Securities following acceleration. However, in the event of a winding-up, the trustee and the holders of the Senior Debt Securities would be entitled to accelerate repayment of the Senior Debt Securities (and exercise any other available remedy).
“Winding-Up” means the legal procedure for the liquidation of Westpac commenced when:
(a)
a court order is made for the winding-up of Westpac (and such order is not successfully appealed or set aside within 30 days); or

(b)
an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.
A Winding-Up must be commenced by a court order or an effective resolution of shareholders or members. Neither (i) the making of an application, the filing of a petition, or the taking of any other steps for the winding-up of Westpac (or any other any procedure whereby Westpac may be dissolved, liquidated, sequestered or cease to exist as a body corporate), nor (ii) the appointment of a receiver, administrator, administrative receiver, compulsory manager, Banking Act statutory manager or other similar officer (other than a liquidator or other official responsible for the conduct and administration of a Winding-Up) in respect of Westpac, constitutes a Winding-Up.
“Solvent Reconstruction” means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding subordinated debt securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.
Other Provisions
The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of the senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Senior Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Senior Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default as defined in the senior indenture, with respect to Senior Debt Securities of such series.
The senior indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Senior Debt Securities of that series. (Section 5.8 of the senior indenture.)
The senior indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the senior indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of the senior indenture.)
The senior indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the senior indenture. (Section 9.7 of the senior indenture.)
In certain cases, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of a series may by providing written notice to the trustee, on behalf of the holders of all Senior Debt Securities of that series, waive any past default or event of default, or compliance with certain provisions of the senior indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the Senior Debt Securities of that series or compliance with certain covenants. (Section 5.7 of the senior indenture.)
Modification of the Indenture
The senior indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Senior Debt Securities in order to:
•
evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac’s covenants and obligations by its successor;

•
add to Westpac’s covenants for the benefit of the holders of Senior Debt Securities of all or any series or surrender any of Westpac’s rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

•
add additional events of default;

•
add to or change any provisions of the senior indenture to such extent as necessary to facilitate the issuance of Senior Debt Securities in global form;

•
change or eliminate any provision of the senior indenture affecting only Senior Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

•
secure the Senior Debt Securities;

•
establish the form or terms of Senior Debt Securities;

•
provide for delivery of such supplemental indentures or the Senior Debt Securities of any series in or by means of any computerized, electronic or other medium, including pdf or email;

•
evidence and provide for successor trustees and/or to add to or change any provisions of the senior indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

•
permit payment of principal, premium or interest in respect of Senior Debt Securities in the United States and other areas subject to its jurisdiction;

•
maintain the qualification of the senior indenture under the Trust Indenture Act;

•
correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Senior Debt Securities of any series;

•
to make any change that does not materially adversely affect the rights of any holder of Senior Debt Securities, provided that any change to the terms of the senior indenture or to a series of Senior Debt Securities made solely to conform to the description of such series of Senior Debt Securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of Senior Debt Securities shall be deemed to not materially adversely affect the rights of the holder of Senior Debt Securities of such series; or

•
any other change that does not adversely affect the interests of the holders and is not otherwise prohibited.

(Section 8.1 of the senior indenture.)
The senior indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the senior indenture or modifying the rights of the holders of Senior Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Senior Debt Securities, among other things:
•
change the maturity of any Senior Debt Securities;

•
change the currency in which such Senior Debt Securities are payable;

•
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•
reduce the amount of the principal of an original issue discount Senior Debt Security or indexed Senior Debt Security that would be due and payable upon an acceleration of such Senior Debt Security or indexed Senior Debt Security;

•
impair the right to institute suit for the enforcement of any payment on such Senior Debt Securities at maturity or upon redemption;

•
reduce the percentage of the principal amount of Senior Debt Securities of any series the holders of which must consent to any such supplemental indenture;

•
change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture; or

•
modify the senior indenture provisions concerning modification of the senior indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Senior Debt Securities.

(Section 8.2 of the senior indenture.)
Satisfaction and Discharge of the Indenture; Defeasance
The senior indenture shall generally cease to be of any further effect with respect to a series of Senior Debt Securities when:
•
Westpac has delivered to the trustee for cancellation all Senior Debt Securities of that series; or

•
all Senior Debt Securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Senior Debt Securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the senior indenture by Westpac in respect of all Senior Debt Securities of that series and deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the senior indenture and delivered to the trustee an officer’s certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of the senior indenture.)
The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Senior Debt Securities of the defeased series and the senior indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of the senior indenture.)
Record Dates
Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Senior Debt Securities entitled to give or take any action under the senior indenture in the manner specified in the senior indenture. If a record date is set, action may only be taken by persons who are holders of Senior Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Senior Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the senior indenture.)
Notice
Notices to holders of Senior Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Senior Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the senior indenture.)
Governing Law
The senior indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the senior indenture.)
The senior indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Senior Debt Security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of the senior indenture.)
Consolidation, Merger or Sale of Assets
The senior indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac’s assets, unless:
•
Westpac is the surviving entity formed by such merger or consolidation; or

•
the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac’s assets expressly assumes by supplemental indenture all of Westpac’s obligations under the Senior Debt Securities and the senior indenture; and

•
immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

•
Westpac shall have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such transaction complies with the senior indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the senior indenture and the Senior Debt Securities and all such obligations of Westpac shall terminate. (Section 7.1 of the senior indenture.)
Concerning the Trustee
Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.
Consent to Service of Process
In accordance with the provisions of the senior indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Country Head—Americas, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac’s obligations under the senior indenture or the Senior Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the senior indenture.)

TAXATION
United States Taxation
The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities by U.S. Holders (as defined below) who purchase the Senior Debt Securities in an offering of Senior Debt Securities at their issue price (determined as set forth below) and hold the Senior Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances (including accrual method U.S. Holders that have an “applicable financial statement”) or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the U.S., U.S. Holders who hold the Senior Debt Securities as part of a “straddle”, “hedging”, “conversion” or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.
This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the U.S. federal income tax considerations relating to the purchase, ownership or disposition of a “contingent payment debt instrument” (as defined under applicable Treasury Regulations) (such as a Senior Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Senior Debt Security is denominated), a Senior Debt Security with a maturity later than 30 years from its date of issuance, a Senior Debt Security that does not obligate Westpac to repay an amount equal to at least the issue price of the Senior Debt Security, or certain “variable rate debt instruments” (as defined under applicable Treasury Regulations), and a general discussion of any materially different U.S. federal income tax considerations relating to any such particular Senior Debt Security will be included in the applicable prospectus supplement or term sheet.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Senior Debt Security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a Senior Debt Security, the U.S. federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Senior Debt Security.
Prospective purchasers are advised to consult their own tax advisors as to the U.S. federal income and other tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-U.S. tax laws.
Interest and Original Issue Discount on the Senior Debt Securities
Each U.S. Holder of a Senior Debt Security must include in income payments of “qualified stated interest” (as described below) in respect of such Senior Debt Security in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a Senior Debt Security, determined by the first price at which a substantial amount of the Senior

Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the “stated redemption price at maturity” (as described below) of such Senior Debt Security by an amount that is equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such Senior Debt Security with original issue discount (“OID”). In general, the de minimis amount is equal to 1∕4 of 1 percent of the stated redemption price at maturity of a Senior Debt Security multiplied by the number of complete years to maturity (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security). If a U.S. Holder acquires a Senior Debt Security with OID, then regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes, such U.S. Holder generally will be required to accrue its pro rata share of OID on such Senior Debt Security on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on such Senior Debt Security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of Senior Debt Securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the Senior Debt Security. Special rules apply to Senior Debt Securities with a fixed maturity of one year or less. See below under “—Short-Term Senior Debt Securities”.
“Stated redemption price at maturity” generally means the sum of all payments to be made on a Senior Debt Security other than payments of “qualified stated interest”. “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a Senior Debt Security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such Senior Debt Security will be described in the applicable prospectus supplement or term sheet.
In the case of a Senior Debt Security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. If applicable to any Senior Debt Security, the special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable prospectus supplement or term sheet.
A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Senior Debt Security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the Senior Debt Security).
An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Senior Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Senior Debt Security’s term. The U.S. Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.
If interest on a Senior Debt Security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).
If a floating rate Senior Debt Security does not qualify as a variable rate debt instrument (as described above) or otherwise provides for contingent payments, or if a fixed rate Senior Debt Security provides for contingent payments, such Senior Debt Security may constitute a “contingent payment debt instrument”. Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. If applicable to any Senior Debt Security, the special rules applicable to contingent payment debt instruments will be described in the applicable prospectus supplement or term sheet.
In general, the following rules apply if (i) a Senior Debt Security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the Senior Debt Security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Senior Debt Security. If based on all the facts and circumstances as of the issue date a single payment schedule for a Senior Debt Security, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Senior Debt Security are computed based on this payment schedule. If we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Senior Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Senior Debt Security and (ii) in the case of an option or options exercisable by a holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Senior Debt Security. Senior Debt Securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “Change in Circumstances”), then, except to the extent that a portion of the Senior Debt Security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the Senior Debt Security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the Senior Debt Security’s adjusted issue price on that date.

A U.S. Holder may elect to treat all interest on any Senior Debt Security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a U.S. Holder acquires a Senior Debt Security, and may not be revoked without the consent of the IRS.
Premium on the Senior Debt Securities
If the amount paid by a U.S. Holder for a Senior Debt Security exceeds the stated redemption price at maturity of such Senior Debt Security, such U.S. Holder generally will be considered to have purchased such Senior Debt Security at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such Senior Debt Security. In the case of a Senior Debt Security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
Short-Term Senior Debt Securities
Senior Debt Securities that have a fixed maturity of one year or less (“Short-Term Senior Debt Securities”) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless such U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, redemption or other disposition of a Short-Term Senior Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Senior Debt Security will be deferred until a corresponding amount of income on such Short-Term Senior Debt Security is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other U.S. Holders are required to accrue OID related to a Short-Term Senior Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).
Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities
In general, a U.S. Holder of a Senior Debt Security will have a tax basis in such Senior Debt Security equal to the cost of such Senior Debt Security to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments received with respect to the Senior Debt Security other than payments of qualified stated interest. Upon a sale, exchange, redemption or other disposition of a Senior Debt Security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such U.S. Holder’s adjusted tax basis in such Senior Debt Security. Subject to the rules described below under “—Foreign Currency Senior Debt Securities”, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Senior Debt Security for more than one year at the time of such sale, exchange, redemption or other disposition. Certain non-corporate U.S. Holders are entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Such gain or loss generally will be from sources within the United States.
Foreign Currency Senior Debt Securities
The following discussion generally describes special rules that apply, in addition to the rules described above, to Senior Debt Securities that are denominated in, or provide for payments determined by reference to, non-U.S. currency (“Foreign Currency Senior Debt Securities”). The amount of qualified stated interest paid with respect to a Foreign Currency Senior Debt Security that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a Foreign Currency Senior Debt Security held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Senior Debt Security that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the non-U.S. currency) that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to the first partial period of an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year of such partial period). If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt. The above election will apply to all debt obligations held by such U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder will recognize, as ordinary income or loss, foreign currency gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the spot rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the spot rate of exchange on the date such interest or OID is actually or constructively received.
A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Senior Debt Security in the applicable non-U.S. currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the spot rate of exchange used for those interest payments. Foreign currency gain or loss will be realized with respect to amortized premium on a Foreign Currency Senior Debt Security based on the difference between the spot rate of exchange at which the amortization deductions were translated into U.S. dollars and the spot rate of exchange on the date such U.S. Holder acquired the Foreign Currency Senior Debt Security.
The amount realized with respect to a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security generally will be the U.S. dollar value of the payment received (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income), determined on the date of disposition of such Foreign Currency Senior Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Senior Debt Securities that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, redemption or other disposition. Such foreign currency gain or loss, together with any foreign currency gain or loss realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain or loss realized by such U.S. Holder on the sale, exchange, redemption or other disposition of the Foreign Currency Senior Debt Security. Any gain or loss realized by a U.S. Holder not treated as foreign currency gain or loss generally will be capital gain or loss (subject to the discussion above regarding Short-Term Senior Debt Securities).
A U.S. Holder that determines its amount realized in connection with the sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-U.S. currency from such sale, exchange, redemption or other disposition.
A U.S. Holder will recognize an amount of foreign currency gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency. A U.S. Holder generally will have a tax basis in non-U.S. currency received from a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security equal to the U.S. dollar value of such non-U.S. currency on the date of receipt.
A Senior Debt Security that provides for payments in more than one currency generally will be treated as a “contingent payment debt instrument”, and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.
Aggregation Rules
The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases Senior Debt Securities from more than one series of Senior Debt Securities.
Substitution of the Issuer
If with respect to any series of Senior Debt Securities a successor corporation is substituted for Westpac, such substitution could be treated for U.S. federal income tax purposes as a taxable exchange of such Senior Debt Securities as in place prior to such substitution for such Senior Debt Securities as in place after such substitution. See above under “— Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities”. U.S. Holders should consult their own tax advisors as to the U.S. federal income tax considerations relating to such an event.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their interest income (including accrued OID) on, and net gain from the sale, exchange, redemption or other disposition of, a Senior Debt Security.
Backup Withholding and Information Reporting
Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 to the applicable withholding agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished by such U.S. Holder to the IRS.
Disclosure Requirements for Certain Holders Recognizing Significant Losses
A U.S. Holder that participates in any “reportable transaction” (as defined in the Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Each U.S. Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Senior Debt Securities or any amounts received with respect to the Senior Debt Securities.
Disclosure Requirements for Specified Foreign Financial Assets
Individual U.S. Holders (and certain U.S. entities specified in U.S. Treasury Department guidance) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. “Specified foreign financial asset”

generally includes any financial account maintained with a non-U.S. financial institution and may also include the Senior Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. Each U.S. Holder should consult its own tax advisor regarding the possible application of this filing requirement.
FATCA Withholding
It is possible that, in order to comply with FATCA, we (or, if the Senior Debt Securities are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Senior Debt Securities, which information may be provided to the IRS, and (ii) to withhold U.S. tax on any portion of any payment with respect to the Senior Debt Securities treated as a foreign passthru payment made two years or more after the date on which the final regulations that define “foreign passthru payments” are published if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).
If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Senior Debt Securities, holders and beneficial owners of the Senior Debt Securities will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Senior Debt Securities remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Senior Debt Securities.
Australian Taxation
THE FOLLOWING IS A SUMMARY OF THE AUSTRALIAN WITHHOLDING TAX TREATMENT UNDER THE INCOME TAX ASSESSMENT ACTS OF 1936 AND 1997 OF AUSTRALIA (TOGETHER, “THE AUSTRALIAN TAX ACT”) AND THE TAXATION ADMINISTRATION ACT 1953 OF AUSTRALIA (“TAA”) AT THE DATE OF THIS PROSPECTUS OF PAYMENTS OF INTEREST BY WESTPAC ON THE SENIOR DEBT SECURITIES AND CERTAIN OTHER MATTERS RELEVANT TO HOLDERS OF SENIOR DEBT SECURITIES (“HOLDERS”).
THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND, IN PARTICULAR, DOES NOT DEAL WITH THE POSITION OF CERTAIN CLASSES OF HOLDERS (INCLUDING, WITHOUT LIMITATION, AUSTRALIAN RESIDENTS, NON-RESIDENTS THAT HOLD THE SENIOR DEBT SECURITIES THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA, DEALERS IN SECURITIES, OR CUSTODIANS OR THIRD PARTIES THAT HOLD THE SENIOR DEBT SECURITIES ON BEHALF OF ANY PERSON). NOR DOES IT DEAL WITH SENIOR DEBT SECURITIES ISSUED BY WESTPAC FROM A BRANCH OUTSIDE AUSTRALIA, OR WITH DUAL CURRENCY/PARTLY PAID OR INDEXED SENIOR DEBT SECURITIES. IF SUCH SENIOR DEBT SECURITIES ARE ISSUED, THEIR AUSTRALIAN TAXATION TREATMENT WILL BE SUMMARISED IN THE RELEVANT FINAL TERMS, APPLICABLE PROSPECTUS SUPPLEMENT OR TERM SHEET.
THE FOLLOWING SUMMARY IS A GENERAL GUIDE AND SHOULD BE TREATED WITH APPROPRIATE CAUTION. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS SHOULD BE AWARE THAT THE PARTICULAR TERMS OF ISSUE OF ANY SERIES OF SENIOR DEBT SECURITIES MAY AFFECT THE TAX TREATMENT OF THAT AND OTHER SERIES OF SENIOR DEBT SECURITIES. HOLDERS SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

Australian interest withholding tax (“IWT”)
Generally, payments of principal and interest on the Senior Debt Securities made by Westpac to a Holder that is not a resident of Australia for Australian tax purposes (a “Non-Resident”) (other than one deriving the interest in carrying on business in Australia at or through a permanent establishment in Australia) will not be subject to Australian taxes or duties other than IWT at a rate of 10% of the amount of an interest payment. However, IWT will not be payable if an exemption applies.
For IWT purposes, “interest” is defined to include amounts in the nature of, or paid in substitution for, interest and certain other amounts. Any premium or issue discount would be interest for these purposes.
There are also specific rules that can apply to treat a portion of the purchase price of the Senior Debt Securities as interest for IWT purposes when Senior Debt Securities that are originally issued at a discount, or with a maturity premium, or which do not pay interest at least annually, are sold by a Non-Resident (other than one holding the Senior Debt Securities as part of a business carried on by it at or through a permanent establishment in Australia) to:
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a resident of Australia for Australian tax purposes (a “Resident”) that does not acquire them in carrying on business at or through a permanent establishment in a country outside Australia; or

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a Non-Resident that acquires them in carrying on business in Australia at or through a permanent establishment in Australia.

Exemption from IWT under section 128F of the Australian Tax Act (“section 128F”)
Interest on the Senior Debt Securities will be exempt from IWT if the requirements of section 128F are satisfied in relation to the Senior Debt Securities.
Westpac proposes to issue the Senior Debt Securities in a manner which will satisfy the requirements of section 128F.
The exemption from IWT available under section 128F is not intended to apply to related party loans. In particular, in order for that exemption to apply, Westpac must not have known or had reasonable grounds to suspect, at the time of their issue, that any of the Senior Debt Securities, or an interest in the Senior Debt Securities, were being or would later be acquired either directly or indirectly by an Offshore Associate of Westpac (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Senior Debt Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).
In addition, the exemption from IWT available under section 128F will not apply if, at the time of an interest payment in respect of the Senior Debt Securities, Westpac knew or had reasonable grounds to suspect that the recipient of the payment was an Offshore Associate of Westpac (other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).
For these purposes, an Offshore Associate means an associate (as defined in section 128F) of Westpac that is either:
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a Non-Resident that does not acquire the Senior Debt Securities or an interest in the Senior Debt Securities and does not receive all payments under them in carrying on business in Australia at or through a permanent establishment in Australia; or

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a Resident that acquires the Senior Debt Securities or an interest in the Senior Debt Securities and receives payments under them in carrying on business at or through a permanent establishment in a country outside Australia.

Accordingly, if you are an Offshore Associate of Westpac, you should not acquire any of the Senior Debt Securities.
Payment of additional amounts because of a deduction or withholding in respect of IWT
If Westpac is, at any time, compelled by law to deduct or withhold an amount in respect of IWT, then it must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the aggregate amounts received by the Holders after such deduction or withholding equal the amounts that would have been received by them had no such deduction or withholding been required.
It is noted that Westpac will not be obliged to pay such additional amounts on account of IWT which is payable by reason of the Holder being an associate (as defined in section 128F) of Westpac.
Withholding for failure to provide Tax File Number (“TFN”) / Australian Business Number (“ABN”)
Westpac is required to deduct and withhold tax from payments of interest at a rate that is currently 47% on the Senior Debt Securities unless a TFN or, in certain circumstances, an ABN has been provided to Westpac by the Holder, or the Holder has supplied Westpac with proof of some other relevant exemption.
Provided that the requirements of section 128F have been satisfied with respect to the Senior Debt Securities, the TFN / ABN withholding rules will not apply to payments to Holders that are Non-Residents and do not hold the Senior Debt Securities in carrying on business in Australia at or through a permanent establishment in Australia.
Westpac will not be obliged to pay additional amounts on account of taxes deducted or withheld on payments made in respect of Senior Debt Securities presented for payment by a Holder that could lawfully avoid (but has not so avoided) such deduction or withholding by (i) providing (or procuring that a third party provides) the Holder’s TFN and/or ABN to Westpac, or evidence that the Holder is not required to provide a TFN and/or ABN to Westpac or to an applicable revenue authority and/or (ii) complying (or procuring that a third party complies) with any statutory requirements or making a declaration of non-residence or other claim or filing for exemption.
Other Australian withholding taxes
Non-resident withholding tax
Under section 12-315 of Schedule 1 to the TAA, regulations may be made that require amounts to be withheld on account of tax liabilities of Non-Residents from certain payments that are made by an Australian entity to such Non-Residents.
These rules do not currently apply to payments in relation to the Senior Debt Securities. However, the possible application of any future regulations to payments received by Non-Residents in respect of the Senior Debt Securities will need to be monitored.
Supply withholding tax
Payments in respect of the Senior Debt Securities will be able to be made free and clear of the “supply withholding tax” imposed under section 12-190 of Schedule 1 to the TAA.
Other Australian tax matters
Gains on disposal of Senior Debt Securities by Non-Residents
Non-Residents that have never held their Senior Debt Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian income tax on gains realized by them on the sale or redemption of the Senior Debt Securities provided that such gains do not have an Australian source. A gain arising on the sale of Senior Debt Securities by a Non-Resident Holder to another Non-Resident where the Senior Debt Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source.
Garnishee directions
The Commissioner of Taxation for Australia may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the TAA or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any Holder) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.
Goods and services tax (“GST”)
Neither the issue, nor the receipt, of the Senior Debt Securities will give rise to a liability for GST in Australia on the basis that the supply of the Senior Debt Securities will comprise either an “input taxed financial supply” or (in the case of a supply to a Non-Resident Holder outside Australia and certain areas offshore of Australia, which together comprise the “indirect tax zone”) a “GST-free supply”. Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the Senior Debt Securities, would give rise to any GST liability in Australia.
Estate duties
No Senior Debt Securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.
Stamp duties
No ad valorem stamp duty, or issue, registration or similar taxes are payable in Australia on the issue or transfer of any Senior Debt Securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We may sell the Senior Debt Securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
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We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

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Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

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The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

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The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as “qualified institutional buyers” as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

We may use a dealer to sell the securities.
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If we use a dealer, we, as principal, will sell the securities to the dealer.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

Unless otherwise specified in a supplement to this prospectus, we may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as “qualified institutional buyers” as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

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We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions outside Australia and, on a market operated outside Australia that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilization, if any, will be in compliance with all laws. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Conflicts of Interest.   Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of offered securities in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. Offerings of securities will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales of the offered securities to any discretionary accounts without the prior written approval of the customer.
This prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.
You may request a copy of any filings (excluding exhibits) referred to above and in “Incorporation of Information We File with the SEC” at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at +1 (212) 389-1269. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus does not form part of this prospectus and all references in this prospectus to websites are inactive textual references and are for information only.
This prospectus is part of a registration statement that we have filed with the SEC relating to the Senior Debt Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to incorporate by reference the information we file with them, which means:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents;

•
information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
•
our annual report on Form 20-F for the financial year ended September 30, 2024;

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the information contained in Exhibit 1 (2024 Pillar 3 Report) to our report on Form 6-K dated November 4, 2024;

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the information contained in our report on Form 6-K (Retirement of Group Executive, HR), excluding Exhibit 1, dated November 5, 2024; and

•
the information contained in our report on Form 6-K (Retirement of Non-Executive Directors), excluding Exhibit 1, dated November 5, 2024.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:
•
reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

•
any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA
Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 18, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac.
Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Country Head—Americas, as its agent upon whom process may be served in any such action.
All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.
CURRENCY OF PRESENTATION AND EXCHANGE RATES
We publish our consolidated financial statements in Australian Dollars.
The following table sets forth, for Westpac’s financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian Dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac’s fiscal year ends on September 30 of each year.
Financial Year	At Period End	Average Rate(1)	High	Low
2020	0.7160	0.6815	0.7388	0.5755
2021	0.7228	0.7490	0.7953	0.7006
2022	0.6437	0.7097	0.7598	0.6437
2023	0.6541	0.6651	0.7102	0.6219
2024	0.6934	0.6620	0.6934	0.6290
2025(2)	0.6566	0.6695	0.6895	0.6550

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 1, 2024.

Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism or money laundering.

VALIDITY OF SECURITIES
Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Senior Debt Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Senior Debt Securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under “Experts” above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, as amended (the “Professional Standards Act”) and Chartered Accountants Australia and New Zealand (NSW) scheme adopted by Chartered Accountants Australia and New Zealand and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act (the “NSW Accountants Scheme”).
For matters occurring on or prior to October 8, 2019, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on July 12, 2025 unless further extended or replaced.
The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements.
The extent of the limitation depends on the timing of the relevant matter, and in relation to matters occurring on or after October 8, 2013, is a maximum liability audit work of A$75 million.
The limitations do not apply to claims for breach of trust, fraud or dishonesty.
In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.
Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales.
These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgement under U.S. or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia’s assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration, and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

US$1,500,000,000
Westpac Banking Corporation
(ABN 33 007 457 141)
US$750,000,000 4.600% Notes due October 20, 2026
US$750,000,000 Floating Rate Notes due October 20, 2026

PROSPECTUS SUPPLEMENT
November 12, 2024

Joint Book-Running Managers
BofA Securities	Citigroup	HSBC	RBC Capital Markets	Westpac Banking Corporation
Co-Managers
CIBC Capital Markets	Crédit Agricole CIB	Natixis	Scotiabank